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                                                                    EXHIBIT 4.11



                           CERTIFICATE OF DESIGNATION
                                       OF
                              SPECIAL VOTING STOCK
                                       OF
                              BOWATER INCORPORATED

                                  -------------

               Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware

                                  -------------

                  BOWATER INCORPORATED, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation at a special meeting of the Board of Directors held on May 20, 1998:

                  RESOLVED that, subject to the consummation of the transactions contemplated by the Amended and Restated Arrangement Agreement dated as of March 9, 1998, between Avenor Inc., a Canadian corporation, and the Corporation, and pursuant to the authority vested in the Board by the Restated Certificate of Incorporation of the Corporation, the Board does hereby create, authorize and provide for the issuance of Special Voting Stock, consisting of one share (the "Special Voting Stock"), having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Restated Certificate of Incorporation of the Corporation and in this Resolution as follows:

               (a) Designation. There is hereby created out of the authorized and unissued shares of Serial Preferred Stock of the Corporation a series of Serial Preferred Stock designated as the "Special Voting Stock". The number of shares constituting the Special Voting Stock shall be one.

               (b) Ranking. The Special Voting Stock shall, with respect to rights on liquidation, winding up and dissolution, rank (i) senior to all classes of common stock of the Corporation, and (ii) junior to any other class or series of Serial Preferred Stock of the Corporation.

               (c) Dividends. No dividend shall be payable to the holder of the share of Special Voting Stock.

               (d) Liquidation Preference. (i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, if the Special Voting Stock is then outstanding, the holder thereof shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, an amount equal to $10.00 before any distribution is made on the common stock of the Corporation or any other stock of the Corporation ranking junior to the Special Voting Stock as to distribution of assets on liquidation, dissolution or winding-up. After payment of the full amount of the liquidation preference of the outstanding share of Special Voting Stock, the holder of the share of Special Voting Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.



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              (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

               (e) Voting Rights. (i) The holder of Special Voting Stock, except as otherwise required under applicable law or as set forth in subparagraph (ii) below, shall not be entitled to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

              (ii) At each annual or special meeting of stockholders of the Corporation, the holder of the Special Voting Stock shall be entitled to vote on all matters submitted to a vote of the holders of common stock of the Corporation, voting together with the holders of common stock of the Corporation as a single class (except as otherwise provided herein or by applicable law), and the holder of the Special Voting Stock shall be entitled to cast on any such matter a number of votes equal to the number of Exchangeable Shares (the "Exchangeable Shares") of Bowater Canada Inc., a Canadian corporation ("Bowater Canada"), then outstanding (A) that are not owned by the Corporation or its affiliates and (B) as to which the holder of the Special Voting Stock has timely received voting instructions from the holders of such Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement to be entered into among the Corporation, Bowater Canadian Holdings Incorporated, a corporation incorporated under the Companies Act (Nova Scotia), Bowater Canada and the trustee thereunder.

               (f) Conversion or Exchange. The holder of the share of Special Voting Stock shall not have any rights hereunder to convert such share into, or exchange such share for, shares of any other series or class of Capital Stock of the Corporation.

               (g) Reissuance of Special Voting Stock. If the share of Special Voting Stock is at any time redeemed, purchased or otherwise acquired by the Corporation in any manner, it shall after such redemption, purchase or other acquisition have the status of an authorized and unissued share of Serial Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Serial Preferred Stock.

               (h) Redemption. The share of Special Voting Stock shall not be subject to redemption, except that at such time as no Exchangeable Shares (other than Exchangeable Shares owned by the Corporation and its affiliates) shall be outstanding, the Special Voting Stock shall automatically be redeemed and canceled, with an amount equal to $10.00 due and payable upon such redemption.

               (i) Restrictions. So long as any Exchangeable Shares (other than Exchangeable Shares owned by the Corporation and its affiliates) shall be outstanding, the number of shares comprising the Special Voting Stock shall not be increased or decreased and no other term of the Special Voting Stock shall be amended, except upon approval of the holder of the outstanding share of Special Voting Stock. So long as the share of Special Voting Stock is outstanding, the Corporation shall (i) fully comply with all terms of the Exchangeable Shares applicable to the Corporation and with all contractual obligations of the Corporation associated with such Exchangeable Shares and (ii) not amend, alter, change or repeal this paragraph (i) except upon the approval of the holder of the outstanding share of Special Voting Stock.


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               (j) Certain Definitions. As used in this Certificate of
Designation, the following terms shall have the following meanings (and (i) terms defined in the singular have comparable meanings when used in the plural and vice versa, (ii) "including" means including without limitation and (iii) "or" is not exclusive, unless the context otherwise requires):

                  "Special Voting Stock" means the Special Voting Stock of the Corporation.

                  "Board" means the Board of Directors of the Corporation or any committee thereof duly authorized to act on behalf of such Board.

                  "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of corporate stock, partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

                  "Person" means any individual, corporation, company (including any limited liability company), partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock" means any Capital Stock of a Person, however designated, that entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.



                  IN WITNESS WHEREOF, Bowater Incorporated has caused this Certificate of Designation to be signed by David G. Maffucci, its Senior Vice President and Chief Financial Officer, and attested by Wendy C. Shiba, its Vice President, Secretary and Assistant General Counsel, as of this 15th day of July, 1998.


                                       BOWATER INCORPORATED

                                       By:      /s/ David G. Maffucci
                                            ---------------------------------
                                            Name:   David G. Maffucci
                                            Title:  Senior Vice President and
                                                    Chief Financial Officer


Attest:

By:      /s/ Wendy C. Shiba
     -------------------------------------
     Name:   Wendy C. Shiba
     Title:  Vice President, Secretary and
             Assistant General Counsel